UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report:  April 22, 2008
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 East 57th Street
New York, New York 10022
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (646) 521-4300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2008, E*TRADE Financial Corporation (the “Company”) announced that Robert J. Simmons, the Company’s Chief Financial Officer, will be departing on or before May 9, 2008.  Matthew J. Audette will serve as acting Chief Financial Officer while the Company commences a search for a permanent chief financial officer.  Mr. Audette, age 33, has served as the Company’s controller and executive vice president since July 2005 and has served in various other finance and accounting positions with the Company and its affiliates since 1999, including serving as chief financial officer of E*TRADE Bank since 2004.  Mr. Simmons will remain with the Company on an interim basis to assist with the transition and, pursuant to his employment agreement dated September 1, 2004, will be eligible for severance benefits of one times his base salary and target bonus, a prorated target bonus for the current year and one year of continued health and life insurance benefits.

The Company previously announced that R. Jarrett Lilien, the Company’s President and Chief Operating Officer and a member of the Board of Directors, would be departing the Company.  On April 22, 2008, the Company entered into a separation agreement with Mr. Lilien reflecting his termination of employment on April 22, 2008.  The Company agreed to provide Mr. Lilien with separation pay of $4.3 million (two times the sum of his base salary and target bonus) and two years of continued health and life insurance benefits.  In addition, Mr. Lilien was awarded a partial bonus of $1.4 million for 2008, reflecting his being Acting Chief Executive Officer during a critical period when the company and client business was stabilized and the company's turnaround plan developed.  Mr. Lilien will receive vesting of certain equity awards that would have vested within approximately six weeks of his departure date.  Mr. Lilien agreed to provide consulting services until May 16, 2008 in order to ensure an orderly transition.

In addition, on April 22, 2008, the Company entered into a separation agreement with Arlen W. Gelbard, the Company’s General Counsel and Corporate Secretary, pursuant to which Mr. Gelbard’s employment with the Company ended on April 22, 2008.  The separation agreement provides that pursuant to Mr. Gelbard’s employment agreement dated September 1, 2004, he will receive separation pay equal to one times his base salary and target bonus, a prorated target bonus for the current year and one year of continued health and life insurance benefits.  In addition, Mr. Gelbard will receive vesting of certain equity awards that would have vested within approximately six weeks of his departure date.  Mr. Gelbard agreed to provide legal consulting services until the Company’s stockholder meeting on May 16, 2008.  Russell S. Elmer will act as General Counsel and Corporate Secretary on an extended interim basis.  Mr. Elmer previously served as the Company’s General Counsel for six years prior to resigning in June 2007.  Each departing officer signed a general release of claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION
Dated: April 25, 2008	By:	/s/ Russell S. Elmer
Russell S. Elmer
General Counsel and Corporate Secretary